UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 3, 2010 (May 1, 2010)

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23039	14-1623047
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

18th Floor, Teda Building 87 Wing Lok Street, Sheungwan, Hong Kong People’s Republic of China
(Address of Principal Executive Offices)

852-2543-2290
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 1, 2010, Dr. Wo Hing Li  resigned from his position as Chief Executive Officer of China Precision Steel, Inc. (the "Company"), effective immediately, but will remain in his position as Chairman of the Company’s  Board of Directors. Mr. Li's resignation from his position as Chief Executive Officer is not in connection with any known disagreement with the Company on any matter.

On May 1, 2010, the Company's board of directors appointed Mr. Hai Sheng Chen, the Company’s General Manager, as Chief Executive Officer in Mr. Li’s stead, effective immediately, and appointed Mr. Zu De Jiang as the Company’s Chief Operation Officer.

Mr. Hai Sheng Chen, age 47, is a co-founder of China Precision Steel and has served as an Executive Director and General Manager of the Company and its operating subsidiary, Shanghai Chengtong Precision Strip Co., Ltd., since July 2002.  Prior to joining the Company, Mr. Chen served from July 2001 to July 2002, as the Managing Director of Shanghai Krupp Stainless Steel Co. Limited, a steel processing company, and from August 1999 to May 2001, as the Deputy General Manager of Pudong Steel Co. Limited, a subsidiary of the Baosteel Group, a steel processing company.  Mr. Chen has an Executive MBA Degree from China Europe International Business School and a Bachelors Degree in Metallic Pressure Processing from the Beijing University of Science and Technologies.

Mr. Zu De Jiang, age 64, has been with China Precision Steel since the Company was founded in 2002.  He served as the Company’s Assistant General Manager from February 2002 to February 2007, and has served as Assistant CEO since March 2007.  Prior to joining the Company, Mr. Jiang served from September 1996 to June 2001, as the Deputy General Manager of Shanghai Pudong Stainless Steel Thin Plate Co., Ltd.  and from April 1984 to September 1996, as the Deputy Head of Operations of the Cold Rolling Plant at Shanghai Pudong Steel (Group) Co., Ltd.  Prior to that, Mr. Jiang held various positions between September 1967 and April 1984 at Shanghai No. 3 Steel Factory, including Division Chief of the Cold Rolling Division. Mr. Jiang graduated from Shanghai Metallurgical Academy in September 1967 and holds a diploma in Steel Rolling.

The Company intends to enter into a written agreement with each of Messrs. Chen and Jiang in connection with their appointment as Chief Executive Officer and Chief Operating Officer, respectively.

No family relationship exists between Messrs. Chen and Jiang and any other director or executive officer of the Company and there are no arrangements or understandings between any of them and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Company's press release regarding Messrs. Chen and Jiang’s appointment is filed herewith as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release, dated May 3, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PRECISION STEEL, INC.

Dated: May 3, 2010	By: /s/ Mr. Hai Sheng Chen
Mr. Hai Sheng Chen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 3, 2010